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                                                                      EXHIBIT 21



                              LIST OF SUBSIDIARIES

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          Goldblatt's Department Stores, Inc.

          Capital & Vermont Realty Corporation

          Goldblatt Subsidiary, Inc.

          GBI Belmont Central, Inc.

          Sussex Group Holding Company

          Sussex Group, Ltd.